Exhibit (l)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information, each dated April 22, 2025, and each incorporated by reference in this Post-Effective Amendment No. 71 to the Registration Statement (Form N-4, File No. 033-25990) of Lincoln National Variable Annuity Account C (the “Registration Statement”), dated July 25, 2025.

We also consent to the incorporation by reference of our reports (1) dated March 14, 2025, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company and (2) dated April 16, 2025, with respect to the financial statements of each of the subaccounts within Lincoln National Variable Annuity Account C, for the year ended December 31, 2024, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
July 25, 2025